UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2018

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the terms “we,” “us,” and “our” refer to Iron Mountain Incorporated.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On January 10, 2018, IRM Data Centers Expansion LLC, or Buyer, our indirect, wholly-owned subsidiary, completed its previously announced acquisition of IO Data Centers, LLC, or IODC, pursuant to a purchase agreement, or the Purchase Agreement, dated as of December 11, 2017, among Buyer, IODC, the Sellers referred to therein, Innovation Holdings, LLC, solely in its capacity as a representative of the Sellers, or the Sellers Representative, and, solely with respect to Articles 1, 10 and 11 of the Purchase Agreement, us, as guarantor, to purchase the United States operations of IODC, a colocation data center services provider, and its United States subsidiaries.  Upon the terms and subject to the conditions of the Purchase Agreement, at the closing of the transactions contemplated by the Purchase Agreement, or the Acquisition, Buyer acquired, directly or indirectly, all of the outstanding equity interests of IODC for an aggregate purchase price of approximately $1.34 billion, subject to working capital and other customary adjustments and including additional cash consideration related to IODC’s performance since the signing of the purchase agreement. The additional consideration is a portion of the $60 million cash payable to the Sellers based on future performance.

Item 7.01.                                        Regulation FD Disclosure.

On January 10, 2018 we issued a press release announcing the closing of the Acquisition. A copy of this press release is furnished as Exhibit 99.1.

Item 8.01.                                        Other Events.

On January 10, 2018, we completed the sale, or the Sale, of an additional 2,175,000 shares of our common stock, par value $0.01 per share, or Common Stock, pursuant to the full exercise of the option to purchase additional shares of Common Stock granted to the underwriters in connection with the underwriting agreement, dated as of December 12, 2017, by and among us and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Barclays Capital Inc. and Evercore Group L.L.C., as representatives of the several underwriters named therein.  We will receive $35.03055 per share in connection with the Sale, which is equal to the public offering price of $37.00 per share, less the underwriting discount and an amount per share equal to the dividend per share paid to our stockholders on January 2, 2018.  The legal opinion of Weil, Gotshal & Manges LLP relating to the shares of Common Stock issued pursuant to the Sale is filed as Exhibit 5.1 hereto.

Item 9.01.                                        Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The required financial statements of IODC will be included in an amendment to this Current Report on Form 8-K within 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The required pro forma financial information which gives effect to the Acquisition will be included in an amendment to this Current Report on Form 8-K within 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(d) Exhibits

5.1	Opinion of Weil, Gotshal & Manges LLP (Filed herewith).

23.1	Consent of Weil, Gotshal & Manges LLP (Contained in Exhibit 5.1).

99.1	Press Release dated January 10, 2018 (Furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

	By:	/s/ Stuart B. Brown
	Name:	Stuart B. Brown
	Title:	Executive Vice President and Chief Financial Officer

Date: January 10, 2018